As filed with the Securities and Exchange Commission on October 7, 2020

Registration No. 333-248582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EVANS BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	6021	16-1332767
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Grimsby Drive

Hamburg, New York 14075

(716) 926-2000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David J. Nasca

President and Chief Executive Officer

Evans Bancorp, Inc.

One Grimsby Drive

Hamburg, New York 14075

(716) 926-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
John J. Gorman, Esq.

Elizabeth A. Cook, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
6.00% Fixed-to-Floating Rate Subordinated Notes due 2030	$20,000,000	100%	$20,000,000	$2,596(1)(2)

(1) Calculated in accordance with Section 6(b) and Rule 457(f) under the Securities Act at a rate equal to 0.0001298 multiplied by the proposed maximum aggregate offering price.

(2) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 of Evans Bancorp, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on September 3, 2020 (the “Original Filing”), is being filed solely to file an updated consent of KPMG LLP, the independent registered public accounting firm for the Company.

Accordingly, this Amendment consists solely of the preceding cover page; this explanatory note; Part II, Item 21, Exhibits and Financial Statements Schedules, in its entirety; the signature page; and Exhibit 23.1, the consent of KPMG LLP. Except as expressly set forth in this explanatory note, no other changes have been made to the Original Filing, including the prospectus included in the Original Filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

        (a) Exhibits:

Number	Description
3.1(i)	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3a to the Registrant’s Registration Statement on Form S-4 (Registration No. 33-25321), as filed on November 7, 1988) (filed on paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T)

3.1(ii)	Certificate of Amendment to the Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, as filed on May 14, 1997) (filed on paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed September 22, 2016)

4.1	Indenture, dated as of July 9, 2020, by and between Evans Bancorp, Inc. and UMB Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed July 9, 2020)

4.2	Form of 6.00% Fixed-to-Floating Rate Subordinated Note due 2030 of Evans Bancorp, Inc. (included in Exhibit 4.1)

5.1	Opinion of Luse Gorman, PC *

10.1	Form of Subordinated Note Purchase Agreement, dated as of July 9, 2020, by and between Evans Bancorp, Inc. and the several Purchasers (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed July 9, 2020)

10.2	Form of Registration Rights Agreement, dated as of July 9, 2020, by and between Evans Bancorp, Inc. and the several Purchasers (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed July 9, 2020)

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1) *

24.1	Power of Attorney (included on the signature page to this registration statement) *

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of UMB Bank, N.A., with respect to the Indenture, dated as of July 9, 2020, between Evans Bancorp, Inc. and UMB Bank, N.A., as trustee, relating to the 6.00% Fixed-to-Floating Rate Subordinated Notes due 2030 *

99.1	Form of Letter of Transmittal relating to the 6.00% Fixed-to-Floating Rate Subordinated Notes due 2030 *

* Previously filed.

II-1

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Williamsville, State of New York, on this 7th day of October, 2020.

EVANS BANCORP, INC.

By:	/s/ David J. Nasca
David J. Nasca
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 7, 2020.

Signature	Title	Date

/s/ David J. Nasca	President and Chief Executive Officer/Director	October 7, 2020
David J. Nasca	(Principal Executive Officer)

/s/ John B. Connerton	Treasurer	October 7, 2020
John B. Connerton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lee C. Wortham *	Chairman of the Board/Director	October 7, 2020
Lee C. Wortham

/s/ Michael A. Battle *	Director	October 7, 2020
Michael A. Battle

/s/ James E. Biddle, Jr. *	Director	October 7, 2020
James E. Biddle, Jr.

Director
Jody L. Lomeo

/s/ Kevin D. Maroney *	Director	October 7, 2020
Kevin D. Maroney

/s/ Robert G. Miller, Jr. *	Director	October 7, 2020
Robert G. Miller, Jr.

/s/ Kimberley A. Minkel *	Director	October 7, 2020
Kimberley A. Minkel

/s/ Christina P. Orsi *	Director	October 7, 2020
Christina P. Orsi

/s/ David R. Pfalzgraf, Jr. *	Director	October 7, 2020
David R. Pfalzgraf, Jr.

/s/ Michael J. Rogers *	Director	October 7, 2020
Michael J. Rogers

/s/ Nora B. Sullivan *	Director	October 7, 2020
Nora B. Sullivan

/s/ Thomas H. Waring, Jr. *	Director	October 7, 2020
Thomas H. Waring, Jr.

* Pursuant to a Power of Attorney contained in the signature page to the Registration Statement on Form S-4 of Evans Bancorp, Inc. filed on September 3, 2020.